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                                                                   EXHIBIT 10.29

                                    GUARANTY


                          (FLAG West Asia Cable System)


This GUARANTY, is made as of December 29, 2000 by FLAG Telecom Holdings Limited, a Bermuda company (the "Guarantor"), in favor of Alcatel Submarine Networks, a company organized and existing under the laws of France (together with its successors and assigns, "ASN").

RECITALS

A. ASN and FLAG Asia Limited, a Bermuda company (together with its successors and assigns "FLAG"), have entered into a Contract to provide an integrated optical fibre cable system linking Japan and Korea (as the same may from time to time be amended, modified or supplemented, the "Contract "), which is entered into contemporaneously with this Guaranty.

B. ASN has required, as a condition precedent to entering into the Contract, that the Guarantor execute and deliver this Guaranty. ASN would not enter into the Contract with FLAG but for the execution and delivery of this Guaranty by the Guarantor.

C. Guarantor will derive substantial benefit from the performance by ASN of its obligations to FLAG under the Contract.

D. The Guarantor desires to guaranty all of the obligations of FLAG under the Contract as provided herein.

E. The Guarantor is the owner either directly or indirectly of all of the capital stock of FLAG.

         NOW, THEREFORE, based upon the foregoing, and in order to induce ASN to enter into the Contract to which it is a party, the Guarantor hereby agrees as follows:

SECTION 1 DEFINITIONS. Capitalized terms not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Contract. As used in this Guaranty, the following terms have the following meanings unless the context otherwise requires:

1.1      "Guarantied Obligations" has the meaning ascribed to such term in
         Section 2.1.

1.2 "Guaranty" means this Guaranty, as it may be amended, supplemented or otherwise modified from time to time in writing signed by the Guarantor and ASN.

SECTION 2   GUARANTY.

2.1 Guarantied Obligations. The Guarantor hereby unconditionally and irrevocably Guarantys to ASN upon first written demand the full and punctual payment and discharge by FLAG of all its payment obligations under the Contract, including, without limitation, the payment of all damages and other remedies arising out of a failure of payment including interest payable pursuant to Article 15.2 of the Contract (collectively, the "Guarantied Obligations"). Such Guarantied Obligations will extend to any assignment of Flag's rights and obligations under the Contract pursuant to Article 28.1 of the Contract. The Guarantied Obligations shall conclusively be deemed to have been created in reliance upon this Guaranty.

2.2      Term of Guaranty.

         2.2.1 This Guaranty shall remain in full force and effect until the Guarantied Obligations are paid or discharged in full.
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         2.2.2    The Guarantor's payment or discharge of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability, as set forth herein, for any portion of the Guarantied Obligations that has not been completely paid in full.

2.3 Guaranty Unconditional. The Guarantor agrees that it is liable hereunder as a principal debtor by way of indemnity and not merely as surety and that the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any of the following, whether with or without notice to or assent by the Guarantor:

         2.3.1 any extension, renewal, settlement, compromise, waiver or release in respect of any payment obligation of FLAG under the Contract, by operation of law or otherwise;

         2.3.2 any modification or amendment of or supplement to the Contract;

         2.3.3 any release, impairment, non-perfection or invalidity of any direct or indirect security for any payment obligation of FLAG under the Contract;

         2.3.4 any change in the corporate existence, structure or ownership of FLAG, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting FLAG or its assets or any resulting release or discharge of any obligation of FLAG contained in the Contract;

         2.3.5 the existence of any claim, set-off or other rights which the Guarantor may have at any time against ASN, FLAG, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit;

         2.3.6 any invalidity or unenforceability relating to or against FLAG, for any reason, of the Contract, or any provision of applicable law or regulation purporting to prohibit the payment by FLAG of any other amount payable by FLAG under the Contract; or

         2.3.7 any other act or omission to act or delay of any kind by ASN, FLAG, or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder. Notwithstanding any provision of this Guaranty to the contrary, the Guarantor shall be entitled to assert as a defense to any claim for payment or performance of the Guarantied Obligations, that:

                  2.3.7.1 such Guarantied Obligations are not currently due under the terms of the Contract; or

                  2.3.7.2 that such Guarantied Obligations have previously been paid or discharge in full; or

2.4 Maximum Liability. Notwithstanding any other provision to the contrary, in no event shall the obligations of Guarantor hereunder exceed the obligations Guarantor would have had if it were itself a party to the Contract, and Guarantor shall have the full benefit of all defenses, set-offs, counterclaims, reductions or diminution of any obligation or limitation or exclusion of liability available to FLAG under the Contract.

2.5 Waivers of Notices and Defenses. The Guarantor hereby waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against FLAG or any other corporation or person.

2.6 Stay. The Guarantor agrees that, notwithstanding anything to the contrary herein, if ASN is stayed upon the insolvency, bankruptcy, or reorganization of FLAG from exercising its rights to enforce or exercise any right or remedy with respect to the Guarantied Obligations, or is prevented from giving any notice or demand for payment or taking any action to realize on any security or collateral or is prevented from collecting any of the Guarantied Obligations, in any such case, by such proceeding or action, the Guarantor shall pay or render to ASN upon demand therefor the amount that would otherwise have been due had such rights and remedies been permitted to be exercised by ASN.


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2.7      No Enforcement of Subrogation. Upon making any payment with respect to any Guarantied Obligation hereunder, the Guarantor shall be subrogated to the rights of ASN against FLAG with respect to such payment; provided that the Guarantor shall not enforce any payment right by way of subrogation until all Guarantied Obligations have been paid in full.

SECTION 3 REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to ASN that the following statements are true and correct:

3.1 Binding Obligation. This Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of equitable remedies.

3.2 Relationship to FLAG. As of the date hereof, the Guarantor is the owner, directly or through one or more wholly-owned subsidiaries, of all of the issued and outstanding capital stock of FLAG; the agreement of ASN to enter into the Contract to which it is a party with FLAG is of substantial and material benefit to the Guarantor; and the Guarantor has reviewed and approved copies of the Contract and all other related documents and is fully informed of the remedies ASN may pursue upon the occurrence of a default under the Contract. This Guaranty will remain in full force and effect if FLAG ceases to be a direct or indirect subsidiary of Guarantor.

3.3 Status. Guarantor is duly organized and existing under the laws of Bermuda.

SECTION 4          MISCELLANEOUS.

4.1 Delivery. Any notices, consent, approval, or other communication pursuant to this Agreement shall be in writing, in the English language, and shall be deemed to be duly given or served on a party if sent to the party at the address stipulated below and if sent by any of the following means only:

         4.1.1 Sent by hand: Such communication shall be deemed to have been received on the Day of delivery provided receipt of delivery is obtained.

         4.1.2 Sent by facsimile: Such communication shall be deemed to have been received, under normal service conditions, twenty-four
                  (24) hours following the time of dispatch or on confirmation by the receiving party, whichever is earlier.

         4.1.3 Sent by an internationally recognized courier service: Such communication shall be deemed to have been received, under normal service conditions, on the day it was received or on the third day after it was dispatched, whichever is earlier.

         4.1.4 Sent by first class or air mail: Such communication shall be deemed to have been received, under normal service conditions, on the day it was received or on the day which is seven days after the mailing thereof.

4.2 Addresses. For purposes of this Section, the names, addresses and fax numbers of the Parties are as detailed below. Any change to the name, address, and facsimile numbers may be made at any time by giving thirty
         (30) days' prior written notice.

                  If to the Guarantor:
                                            FLAG Telecom Holdings Limited
                                            Suite 770
                                            48 Par-la-Ville Road
                                            Hamilton HM11
                                            Bermuda


                  With a copy to:
                                            FLAG Telecom Limited
                                            9 South Street


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                                            London W1K 2XA
                                            U.K.
                                            Attn:  General Counsel
                                            Fax: +44 (20) 7317 0808

                  If to ASN:
                                            Alcatel Submarine Networks
                                            72 Avenue de la Liberte
                                            92723 Nanterre
                                            France
                                            Attn: General Counsel
                                            Fax: +33 1 5551 6365

4.3 No Waivers. No failure or delay by ASN in exercising any right, power or privilege hereunder or under the Contract shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.4 Amendments and Waivers. This Guaranty constitutes the complete agreement of ASN and the Guarantor with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, Contract or representations. No amendment, modification, termination or waiver of any provision of this Guaranty, shall in any event be effective without the written consent of ASN and Guarantor.

4.5 Successors and Assigns; Beneficiaries. This Guaranty is a continuing Guaranty and shall be binding upon the Guarantor and its successors and assigns, provided, however, that the Guarantor may not assign this Guaranty or transfer any of the rights or obligations of the Guarantor hereunder without the prior written consent of ASN and ASN may not assign this Guaranty as collateral without the prior written consent of the Guarantor (such consent not to be unreasonably withheld or delayed). This Guaranty shall inure to the benefit of and may be enforced by ASN and its successors and assigns. Nothing contained in this Guaranty shall be deemed to confer upon anyone other than the parties hereto and the other beneficiaries described in the preceding sentence any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

4.6 Applicable Law. This Guaranty is governed by, and shall be construed in accordance with, English law. The parties agree that the courts of England are (subject to Section 4.7) to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Guaranty or otherwise arising in connection with this Guaranty and for such purpose irrevocably submit to the jurisdiction of the English courts.

4.7 Other Jurisdiction. The agreement contained in Section 4.6 is included for the benefit of ASN. Accordingly, notwithstanding the exclusive agreement set forth in Section 4.6 hereof, ASN shall retain the right to bring proceedings in any other court which has jurisdiction by virtue of the Convention on Jurisdiction and Enforcement of Judgments signed 16 September 1988 (as from time to time amended and extended) and the Guarantor irrevocably waives any objections to the jurisdiction of any courts referred to in this Section 4.7. The Guarantor irrevocably agrees that a judgment or order of any court referred to in this Section 4.7 in connection with this Guaranty is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

4.8 Service of Process. The Guarantor irrevocably consents to service of process or any other document in connection with proceedings in any court by personal service, delivery at any address specified in this Guaranty or any other usual address, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

4.9 Severability. If any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


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4.10     Interpretation. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

4.11 Further Assurances. At any time or from time to time, upon the request of ASN, the Guarantor shall execute and deliver such further documents and do such other acts and things as ASN may reasonably request in order to effect fully the purposes of this Guaranty. The Guarantor agrees to be liable for any reasonable expenses incurred by ASN and/or its successors and assigns with respect to any action or proceeding to enforce this Guaranty.

                  IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

                                                  FLAG TELECOM HOLDINGS LIMITED


                                              By: _____________________________
                                                  Name:
                                                  Title:


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